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[LOGO OF PRICEWATERHOUSECOOPERS APPEARS HERE]


                                                                   Exhibit 23(a)



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1999 which appears on page 10 of the 1998 Annual Report to Shareowners of United Technologies Corporation, which is incorporated by reference in United Technologies Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-I of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


   /s/PricewaterhouseCoopers LLP
      ----------------------------
   PricewaterhouseCoopers LLP
   Hartford, Connecticut
   April 14, 1999